Exhibit 99.1

November 1, 2023

QuidelOrtho Reports Third Quarter 2023 Financial Results

Broad strength in respiratory and core businesses across all geographies, driven by execution, customer excellence and improved operational efficiencies

Highlights

•Third quarter revenue was $744 million, as reported, driven by strong respiratory demand and continued strength in non-respiratory businesses
◦Non-respiratory revenue increased by 2% as reported and in constant currency, compared to the prior year period, driven by growth in the Labs business, which continues to perform to expectations
◦Respiratory revenue decreased by 21% as reported and in constant currency, primarily due to the anticipated decline in COVID-19 revenue compared to the prior year period
◦Growth across all geographies, including continued strength in China, excluding COVID-19
•Third quarter GAAP diluted loss per share was $(0.19); adjusted diluted earnings per share (“EPS”) was $0.90
•GAAP net loss was $(13) million; adjusted EBITDA was $169 million; adjusted EBITDA margin was 23%, up from 17% in the second quarter of 2023
•GAAP net cash provided by operating activities was $42 million; adjusted free cash flow was $53 million; the Company paid down $52 million on its term loan during the third quarter of 2023; year to date, the Company has paid down a total of $175 million of debt

San Diego, CA — QuidelOrtho Corporation (Nasdaq: QDEL) (the “Company” or “QuidelOrtho”), a global provider of innovative in vitro diagnostic technologies designed for point-of-care settings, clinical labs and transfusion medicine, today announced financial results for the third quarter ended October 1, 2023.

“We finished the third quarter strong, with solid financial performance across all geographies. Our results were driven by higher-than-expected respiratory demand coupled with the strength of our Labs business and improved operational efficiencies,” said Douglas Bryant, President and Chief Executive Officer, QuidelOrtho. “The rise of multiple circulating viruses demonstrates the need for fast, accurate, multiplexed syndromic testing solutions like Savanna, which we continue to make steady progress on. As respiratory viruses persist, our portfolio of diagnostic products uniquely positions us to serve patients and clinicians around the world. Looking toward the end of the year, we anticipate a solid finish.”
The Company reported total revenue for the third quarter of 2023 of $744.0 million, compared to $783.8 million for the third quarter of 2022. Foreign currency translation did not significantly impact third quarter 2023 results. GAAP diluted loss per share for the third quarter of 2023 was $(0.19), compared to diluted EPS of $0.28 for the third quarter of 2022. GAAP operating income for the third quarter of 2023 was $26.3 million, compared to operating income of $56.8 million for the third quarter of 2022, and GAAP operating margin was 4% and 7% for the third quarters of 2023 and 2022, respectively. Third quarter 2023 results included $26.5 million in integration-related charges.

Adjusted diluted EPS for the third quarter of 2023 was $0.90, compared to $1.85 in the prior year period. Adjusted EBITDA for the third quarter of 2023 was $169.2 million, compared to $226.8 million in the prior year period. Adjusted EBITDA margin for the third quarter of 2023 was 23%, compared to 29% in the prior year period. The year-over-year change in adjusted EPS and adjusted EBITDA was primarily related to the anticipated decline in COVID-19 revenue compared to the prior year period.

Fiscal Year 2023 Financial Guidance

The Company is maintaining its 2023 financial guidance, provided on August 8, 2023, as follows:

Total revenues (reported)	$2.88 - $3.08 billion
Non-respiratory revenue	$2.27 - $2.31 billion
Respiratory revenue	$610 - $775 million
Adjusted EBITDA	$800 - $830 million
Adjusted EBITDA %	26.9% - 27.7%
Adjusted diluted EPS	$4.85 - $5.30

Conference Call Information

QuidelOrtho will hold a conference call today at 2:00 p.m. PT / 5:00 p.m. ET to discuss its financial results for the third quarter ended October 1, 2023. Interested parties can access the call on the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at https://ir.quidelortho.com/. Presentation materials will also be posted to the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at the time of the call. Those unable to access the webcast may join the call via phone by dialing 833-470-1428 (domestic) or 929-526-1599 (international) and entering Conference ID number 697176.

A replay of the conference call will be available shortly after the event on the “Investor Relations” page of the Company’s website, under the “Events & Presentations” section.

About QuidelOrtho Corporation

QuidelOrtho Corporation (Nasdaq: QDEL) is a world leader in in vitro diagnostics, developing and manufacturing intelligent solutions that transform data into understanding and action for more people in more places every day.

Offering industry-leading expertise in immunoassay and molecular testing, clinical chemistry and transfusion medicine, bringing fast, accurate and reliable diagnostics when and where they are needed – from home to hospital, lab to clinic. So that patients, clinicians and health officials can spot trends sooner, respond quicker and chart the course ahead with accuracy and confidence.

Building upon its many years of groundbreaking innovation, QuidelOrtho continues to partner with customers across the healthcare continuum and around the globe to forge a new diagnostic frontier. One where insights and solutions know no bounds, expertise seamlessly connects and a more informed path is illuminated for each of us.

QuidelOrtho is advancing diagnostics to power a healthier future.

For more information, please visit www.quidelortho.com.
Source: QuidelOrtho Corporation

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include any statement contained herein that is not strictly historical, including, but not limited to, QuidelOrtho’s commercial, integration, transformation and other strategic goals, financial guidance and other future financial and operating results, and future plans, objectives, strategies, expectations and intentions. Without limiting the foregoing, the words “may,” “will,” “would,” “should,” “might,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” “continue” or similar words, expressions or the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Such statements are based on the beliefs and expectations of QuidelOrtho’s management as of today and are subject to significant known and unknown risks and uncertainties. Actual results or outcomes may differ significantly from those set forth or implied in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth or implied in the forward-looking statements: the challenges and costs of integrating, restructuring and achieving anticipated synergies as a result of the business combination (the “Combinations”) of Quidel Corporation (“Quidel”) and Ortho Clinical Diagnostics Holdings plc (“Ortho”); supply chain, production, logistics, distribution and labor disruptions and challenges; and other macroeconomic, geopolitical, market, business, competitive and/or regulatory factors affecting the business of QuidelOrtho generally, including those discussed under Part I, Item 1A, “Risk Factors” of QuidelOrtho’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023 and subsequent reports filed with the Securities and Exchange Commission (the “Commission”). You should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. All forward-looking statements are based on information currently available to QuidelOrtho and speak only as of the date hereof. QuidelOrtho undertakes no obligation to update any of the forward-looking information or time-sensitive information included in this press release, whether as a result of new information, future events, changed expectations or otherwise, except as required by law.

Supplemental Combined Financial Measures

This press release contains unaudited supplemental combined financial information (“Supplemental Combined Information”) that gives effect to the Combinations as if Quidel and Ortho had been combined for the applicable periods. Certain Supplemental Combined Information presented is based on the historical financial statements of Quidel and Ortho with reclassification adjustments only and do not include all of the pro forma adjustments required under Regulation S-X Article 11 or Accounting Standards Codification 805, Business Combinations (“ASC 805”). The Supplemental Combined Information is provided for illustrative purposes only, may be updated in the future, and is not necessarily, and should not be assumed to be, indicative of the Company’s expected results of operations or financial position that would have been achieved had the Combinations been completed as of the dates indicated or that may be achieved in any future period. The Supplemental Combined Information should be considered supplemental to, and not as a substitute for, pro forma financial information prepared in accordance with Regulation S-X Article 11 or ASC 805 and should be read in conjunction with the information contained in the sections entitled “The Combinations,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Ortho” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Quidel” in QuidelOrtho’s joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) filed with the Commission on April 11, 2022 and the historical consolidated financial statements and related notes appearing elsewhere in, or incorporated into, the Joint Proxy Statement/Prospectus, and the Company’s subsequent reports filed with the Commission. The Company’s actual results of operations and financial position will differ, potentially significantly, from the Supplemental Combined Information reflected in this press release as a result of the methodology used to prepare the Supplemental Combined Information as well as a variety of factors, including but not limited to the effect of certain expected financial benefits of the Combinations (such as revenue and cost synergies), the anticipated costs to achieve these benefits (including the cost of integration activities), tax impacts, and changes in operating results following the date of this press release.

Non-GAAP Financial Measures

This press release contains financial measures, including but not limited to “constant currency” revenue changes, “adjusted net income,” “adjusted diluted EPS,” “adjusted EBITDA,” “adjusted EBITDA margin,” “adjusted free cash flow,” “supplemental combined adjusted net income,” “supplemental combined adjusted diluted EPS,” “supplemental combined adjusted EBITDA” and “supplemental combined revenues by business unit and region,” which are considered non-GAAP financial measures under applicable rules and regulations of the Commission. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). “Adjusted net income,” “adjusted diluted EPS,” “adjusted EBITDA,” “adjusted EBITDA margin” and “adjusted free cash flow” eliminate impacts of certain non-cash, unusual or other items that the Company does not consider indicative of its ongoing operating performance, and the Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. The Company believes that “supplemental combined adjusted net income,” “supplemental combined adjusted diluted EPS,” “supplemental combined adjusted EBITDA” and “supplemental combined revenues by business unit and region” provide helpful Supplemental Combined Information to assist management and investors in evaluating the Company’s adjusted operating results as if Quidel and Ortho had been combined for the applicable periods. The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and reports filed with the Commission in their entirety. Reconciliations of the non-GAAP financial measures, including the non-GAAP Supplemental Combined Information, to the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Investor Contact:
Juliet Cunningham
Vice President, Investor Relations
IR@quidelortho.com

Media Contact:
Stephanie Kleewein
Communications Manager
media@quidelortho.com

QuidelOrtho
Consolidated Statements of Operations
(Unaudited)
(In millions except per share data)

	Three Months Ended		Nine Months Ended
	October 1, 2023 (a)	October 2, 2022 (b)	October 1, 2023 (a)	October 2, 2022 (b)
Total revenues	$744.0	$783.8	$2,255.2	$2,399.5
Cost of sales, excluding amortization of intangibles	375.9	376.3	1,142.1	912.5
Selling, marketing and administrative	194.1	204.2	575.6	407.4
Research and development	62.4	65.6	187.5	126.2
Amortization of intangible assets	51.4	50.5	153.6	78.6
Acquisition and integration costs	26.5	26.4	80.4	109.6
Other operating expenses	7.4	4.0	17.0	8.0
Operating income	26.3	56.8	99.0	757.2
Interest expense, net	37.7	29.7	110.9	41.0
Loss on extinguishment of debt	—	—	—	24.0
Other expense (income), net	4.1	(4.2)	8.0	(2.6)
(Loss) income before income taxes	(15.5)	31.3	(19.9)	694.8
(Benefit from) provision for income taxes	(2.8)	12.1	(2.8)	176.4
Net (loss) income	$(12.7)	$19.2	$(17.1)	$518.4
Basic (loss) earnings per share	$(0.19)	$0.29	$(0.26)	$9.67
Diluted (loss) earnings per share	$(0.19)	$0.28	$(0.26)	$9.56
Weighted-average shares outstanding - basic	66.9	66.9	66.8	53.6
Weighted-average shares outstanding - diluted	66.9	67.5	66.8	54.2

(a) Includes Ortho results of operations for the three and nine months ended October 1, 2023.
(b) Includes Ortho results of operations for the three months ended October 2, 2022 and from May 27, 2022 through October 2, 2022 for the nine months ended October 2, 2022.

QuidelOrtho
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)

	October 1, 2023	January 1, 2023
Cash and cash equivalents	$149.3	$292.9
Marketable securities	43.9	52.1
Accounts receivable, net	331.2	453.9
Inventories	551.7	524.1
Prepaid expenses and other current assets	295.2	252.1
Property, plant and equipment, net	1,369.4	1,339.0
Marketable securities	11.9	21.0
Right-of-use assets	172.2	181.0
Goodwill	2,442.9	2,476.8
Intangible assets, net	2,976.5	3,123.8
Deferred tax asset	15.7	16.4
Other assets	179.2	122.7
Total assets	$8,539.1	$8,855.8

Accounts payable	$253.0	$283.3
Accrued payroll and related expenses	106.8	139.2
Income tax payable	1.8	51.6
Current portion of borrowings	193.0	207.5
Other current liabilities	305.4	325.4
Operating lease liabilities	175.9	186.4
Long-term borrowings	2,274.6	2,430.8
Deferred tax liability	196.5	213.2
Other liabilities	65.4	83.8
Total liabilities	3,572.4	3,921.2
Total stockholders’ equity	4,966.7	4,934.6
Total liabilities and stockholders’ equity	$8,539.1	$8,855.8

QuidelOrtho
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Nine Months Ended
	October 1, 2023 (a)	October 2, 2022 (b)
Cash provided by operating activities	$199.8	$715.9
Cash used for investing activities	(132.5)	(1,584.9)
Cash (used for) provided by financing activities	(208.0)	283.7
Effect of exchange rates on cash	(3.3)	(4.3)
Net decrease in cash, cash equivalents and restricted cash	(144.0)	(589.6)
Cash, cash equivalents and restricted cash at beginning of period	293.9	802.8
Cash, cash equivalents and restricted cash at end of period	$149.9	$213.2

Reconciliation to amounts within the consolidated balance sheets:
Cash and cash equivalents	$149.3	$212.2
Restricted cash in Other assets	0.6	1.0
Cash, cash equivalents and restricted cash	$149.9	$213.2

(a) Includes Ortho activities for the nine months ended October 1, 2023.
(b) Includes Ortho activities from May 27, 2022 through October 2, 2022.

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted Net Income
(In millions, except per share data; unaudited)

	Three Months Ended				Nine Months Ended
	October 1, 2023 (a)	Diluted EPS	October 2, 2022 (b)	Diluted EPS	October 1, 2023 (a)	Diluted EPS	October 2, 2022 (b)	Diluted EPS
Net (loss) income	$(12.7)	$(0.19)	$19.2	$0.28	$(17.1)	$(0.26)	$518.4	$9.56
Adjustments:
Amortization of intangibles	51.4		50.5		153.6		78.6
Acquisition and integration costs	26.5		26.4		80.4		109.6
Incremental depreciation on PP&E fair value adjustment	8.2		1.3		25.3		1.3
Amortization of deferred cloud computing implementation costs	2.8		1.6		5.9		3.9
Impairment of long-lived assets	2.2		—		3.2		—
Loss on investments	1.0		—		1.2		0.8
EU medical device regulation transition costs	0.4		0.6		1.9		1.0
Unwind inventory fair value adjustment	—		35.4		—		46.6
Employee compensation charges	—		1.0		—		1.5
Noncash interest expense for deferred consideration	—		0.6		0.7		2.3
Loss on extinguishment of debt	—		—		—		24.0
Derivative mark-to-market gain	—		(3.4)		—		(4.4)
Other adjustments	1.1		0.3		2.6		0.4
Income tax impact of adjustments	(20.2)		(9.0)		(57.5)		(46.5)
Discrete tax items	—		0.6		(1.1)		0.6
Adjusted net income	$60.7	$0.90	$125.1	$1.85	$199.1	$2.96	$738.1	$13.62
Ortho pre-combination adjusted net income	—		—		—		77.2
Supplemental combined adjusted net income	$60.7	$0.90	$125.1	$1.85	$199.1	$2.96	$815.3	$11.99
Weighted-average shares outstanding - diluted		67.3		67.5		67.3		54.2
Weighted-average shares outstanding - diluted - supplemental combined		67.3		67.5		67.3		68.0
(a) Adjusted net income includes Ortho activities for the three and nine months ended October 1, 2023.
(b) Adjusted net income includes Ortho activities for the three months ended October 2, 2022 and from May 27, 2022 through October 2, 2022 for the nine months ended October 2, 2022.

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2023 (a)	October 2, 2022 (b)	October 1, 2023 (a)	October 2, 2022 (b)
Net (loss) income	$(12.7)	$19.2	$(17.1)	$518.4
Depreciation and amortization	113.1	104.2	341.8	167.0
Interest expense, net	37.7	29.7	110.9	41.0
(Benefit from) provision for income taxes	(2.8)	12.1	(2.8)	176.4
Acquisition and integration costs	26.5	26.4	80.4	109.6
Amortization of deferred cloud computing implementation costs	2.8	1.6	5.9	3.9
Impairment of long-lived assets	2.2	—	3.2	—
Loss on investments	1.0	—	1.2	0.8
EU medical device regulation transition costs	0.4	0.6	1.9	1.0
Unwind inventory fair value adjustment	—	35.4	—	46.6
Employee compensation charges	—	1.0	—	1.5
Loss on extinguishment of debt	—	—	—	24.0
Derivative mark-to-market gain	—	(3.4)	—	(4.4)
Tax indemnification income	(0.1)	(0.3)	(0.2)	(0.3)
Other adjustments	1.1	0.3	2.6	0.4
Adjusted EBITDA	$169.2	$226.8	$527.8	$1,085.9
Ortho pre-combination Adjusted EBITDA	—	—	—	212.5
Supplemental combined Adjusted EBITDA	$169.2	$226.8	$527.8	$1,298.4

(a) Adjusted EBITDA includes Ortho activities for the three and nine months ended October 1, 2023.
(b) Adjusted EBITDA includes Ortho activities for the three months ended October 2, 2022 and from May 27, 2022 through October 2, 2022 for the nine months ended October 2, 2022.

QuidelOrtho
Supplemental Combined Revenues by Business Unit and Region
(In millions, unaudited)

	Three Months Ended
	October 1, 2023	October 2, 2022	% Change	Currency Impact	Constant Currency (a)
Respiratory revenues	$185.4	$236.1	(21.5)%	—%	(21.5)%
Non-Respiratory revenues	558.6	547.7	2.0%	—%	2.0%
Total revenues	$744.0	$783.8	(5.1)%	—%	(5.1)%

	Three Months Ended
	October 1, 2023	October 2, 2022	% Change	Currency Impact	Constant Currency (a)	Respiratory Revenue Impact	Constant Currency (a) Non-Respiratory Revenue
Labs	$341.4	$334.8	2.0%	—%	2.0%	(1.3)%	3.3%
Transfusion Medicine	163.9	163.1	0.5%	0.1%	0.4%	—%	0.4%
Point of Care	233.1	270.5	(13.8)%	—%	(13.8)%	(12.9)%	(0.9)%
Molecular Diagnostics	5.6	15.4	(63.6)%	0.1%	(63.7)%	(57.2)%	(6.5)%
Total revenues	$744.0	$783.8	(5.1)%	—%	(5.1)%	(7.1)%	2.0%

	Three Months Ended
	October 1, 2023	October 2, 2022	% Change	Currency Impact	Constant Currency (a)	Respiratory Revenue Impact	Constant Currency (a) Non-Respiratory Revenue
North America	$465.2	$517.6	(10.1)%	(0.4)%	(9.7)%	(8.7)%	(1.0)%
EMEA	74.5	73.7	1.1%	3.5%	(2.4)%	(5.2)%	2.8%
China	81.1	80.8	0.4%	(5.1)%	5.5%	(0.1)%	5.6%
Other	123.2	111.7	10.3%	3.3%	7.0%	(0.3)%	7.3%
Total revenues	$744.0	$783.8	(5.1)%	—%	(5.1)%	(7.1)%	2.0%

(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as substitute for financial information prepared in accordance with GAAP.

	Nine Months Ended
	October 1, 2023	October 2, 2022	% Change	Currency Impact	Constant Currency (a)
Respiratory revenues	$540.0	$1,522.5	(64.5)%	—%	(64.5)%
Non-Respiratory revenues	1,715.2	1,662.2	3.2%	(1.1)%	4.3%
Total supplemental combined revenues (b)	$2,255.2	$3,184.7	(29.2)%	(0.1)%	(29.1)%

	Nine Months Ended
	October 1, 2023	October 2, 2022	% Change	Currency Impact	Constant Currency (a)	Respiratory Revenue Impact	Constant Currency (a) Non-Respiratory Revenue
Labs (b)	$1,073.5	$1,016.5	5.6%	(1.1)%	6.7%	(2.3)%	9.0%
Transfusion Medicine	483.1	505.6	(4.5)%	(1.1)%	(3.4)%	—%	(3.4)%
Point of Care	675.4	1,580.5	(57.3)%	(0.1)%	(57.2)%	(57.7)%	0.5%
Molecular Diagnostics	23.2	82.1	(71.7)%	0.1%	(71.8)%	(57.7)%	(14.1)%
Total supplemental combined revenues (b)	$2,255.2	$3,184.7	(29.2)%	(0.1)%	(29.1)%	(33.4)%	4.3%

	Nine Months Ended
	October 1, 2023	October 2, 2022	% Change	Currency Impact	Constant Currency (a)	Respiratory Revenue Impact	Constant Currency (a) Non-Respiratory Revenue
North America	$1,426.8	$2,351.1	(39.3)%	(0.2)%	(39.1)%	(39.8)%	0.7%
EMEA	236.4	240.6	(1.7)%	(0.2)%	(1.5)%	(4.8)%	3.3%
China	233.0	240.2	(3.0)%	(4.5)%	1.5%	(14.8)%	16.3%
Other	359.0	352.8	1.8%	(0.4)%	2.2%	(6.0)%	8.2%
Total supplemental combined revenues (b)	$2,255.2	$3,184.7	(29.2)%	(0.1)%	(29.1)%	(33.4)%	4.3%

Supplemental combined revenues for the prior period in the tables above include Ortho revenues as if the acquisition had occurred on January 2, 2022.
(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as substitute for financial information prepared in accordance with GAAP.
(b) The nine months ended October 1, 2023 includes an approximate $19 million settlement award from a third party related to one of the Company’s collaboration agreements.

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted Free Cash Flow
(In millions, unaudited)

Three Months Ended
October 1, 2023
Net cash provided by operating activities	$41.5
Adjustments:
Capital expenditures	(32.7)
Other payments (a)	44.0
Adjusted free cash flow	$52.8

(a) Other payments include $23 million related to acquisition, integration and other costs, $16 million of integration-related cloud computing implementation costs and $5 million of other integration-related capital expenditures.